EXHIBIT 21

                                SUBSIDIARIES OF
                          ANNTAYLOR STORES CORPORATION
                                ANNTAYLOR, INC.,
                             a Delaware corporation
                            ANNTAYLOR TRAVEL, INC.,
                           a Delaware corporation and
                           wholly owned subsidiary of
                                AnnTaylor, Inc.
                            ANNTAYLOR FUNDING, INC.,
                           a Delaware corporation and
                           wholly owned subsidiary of
                                AnnTaylor, Inc.